Phillips 66 Partners Reports Third-Quarter Earnings

Exhibit 99.1

Phillips 66 Partners Reports
Third-Quarter 2018 Earnings

Highlights

•	Reported record earnings of $217 million and adjusted EBITDA of $305 million

•	Raised quarterly distribution by 5.3 percent to $0.792 per common unit

•	Increased capacity of Gray Oak Pipeline to 900,000 barrels per day

HOUSTON, Oct. 26, 2018 – Phillips 66 Partners LP (NYSE: PSXP) announces third-quarter 2018 earnings of $217 million, or $1.10 per diluted common unit. Cash from operations was $255 million, and distributable cash flow was $218 million. Adjusted EBITDA was $305 million in the third quarter, compared with $276 million in the prior quarter.

“This quarter we delivered record earnings from strong operations across our diversified portfolio,” said Greg Garland, Phillips 66 Partners’ chairman and CEO. “We continued growing our distribution and will achieve our five-year 30 percent distribution CAGR target next quarter. Rapid growth in our first five years has significantly increased our scale. Combined with our demonstrated ability to identify and execute organic projects, we are well-positioned for further growth.”

On Oct. 17, 2018, the general partner’s board of directors declared a third-quarter 2018 cash distribution of $0.792 per common unit, a 5.3 percent increase over the previous quarter distribution of $0.752 per common unit. The Partnership has increased its distribution per common unit every quarter since its initial public offering in July 2013.

Phillips 66 Partners Reports Third-Quarter Earnings

Financial Results

Phillips 66 Partners’ third-quarter earnings were $217 million, compared with $186 million in the prior quarter. The Partnership reported adjusted EBITDA of $305 million in the third quarter, compared with $276 million in the second quarter. The improvement reflects higher equity earnings, primarily from record volumes on the Bakken and Sand Hills pipelines. In addition, increased earnings from wholly owned pipelines were driven by improved volumes, reflecting strong run rates at Mid-Continent refineries operated by Phillips 66.

Liquidity, Capital Expenditures and Investments

As of Sept. 30, 2018, total debt outstanding was $2.9 billion. The Partnership had $100 million in cash and cash equivalents and $750 million available under its revolving credit facility.

The Partnership’s total capital spending for the quarter was $197 million, including $24 million of maintenance capital. Expansion capital of $173 million included spend on a new isomerization unit at the Phillips 66 Lake Charles Refinery and the Clemens Caverns expansion, as well as investments in the Gray Oak, Bayou Bridge and Sand Hills pipelines.

Strategic Update

The Partnership is constructing the Gray Oak Pipeline, which will provide crude oil transportation from the Permian and Eagle Ford to destinations in Corpus Christi and Freeport, including the Phillips 66 Sweeny Refinery. Supported by customer commitments, capacity of the pipeline will be 900,000 barrels per day (BPD). Phillips 66 Partners currently has a 75 percent ownership interest in the pipeline project, and third parties have options to acquire an interest in the pipeline that could reduce Phillips 66 Partners ownership to 42.25 percent by year end. Gray Oak Pipeline is anticipated to be in service by the end of 2019.

In Corpus Christi, the Gray Oak Pipeline will connect to the new South Texas Gateway Terminal under development by Buckeye Partners, L.P. The marine terminal will have an initial storage capacity of 3.4 million barrels and is expected to begin operations by the end of 2019. Phillips 66 Partners owns a 25 percent interest in the terminal.

In connection with Phillips 66’s project to add natural gas liquids (NGL) fractionation capacity at the Sweeny Hub, the Partnership is increasing storage capacity at Clemens Caverns from 9 million barrels to 15 million barrels. The caverns project is expected to be completed in late 2020.

The Partnership is constructing a 25,000-BPD isomerization unit at the Phillips 66 Lake Charles Refinery to increase production of higher-octane gasoline blend components. The $200 million project includes a long-term agreement with Phillips 66 for processing services with a minimum volume commitment. Completion is expected in the third quarter of 2019.

The Partnership expects both the extension of the Bayou Bridge Pipeline from Lake Charles, Louisiana, to St. James, Louisiana, and the expansion of the Sand Hills NGL Pipeline to be completed in the fourth quarter of 2018. The Lake Charles products pipeline project is also progressing and remains on schedule. The Sacagawea raw natural gas pipeline project was completed and commenced operations in the third quarter of 2018.

Phillips 66 Partners Reports Third-Quarter Earnings

Investor Webcast

Members of Phillips 66 Partners executive management will host a webcast today at 2 p.m. EDT to discuss the Partnership’s third-quarter performance. To listen to the conference call and view related presentation materials, go to www.phillips66partners.com/events. For detailed supplemental information, go to www.phillips66partners.com/reports.

About Phillips 66 Partners

Headquartered in Houston, Phillips 66 Partners is a growth-oriented master limited partnership formed by Phillips 66 to own, operate, develop and acquire primarily fee-based crude oil, refined petroleum products and natural gas liquids pipelines, terminals and other midstream assets. For more information, visit www.phillips66partners.com.

- # # # -

CONTACTS
Jeff Dietert (investors) 832-765-2297 jeff.dietert@p66.com	Rosy Zuklic (investors) 832-765-2297 rosy.zuklic@p66.com	Dennis Nuss (media) 832-765-1850 dennis.h.nuss@p66.com

Phillips 66 Partners Reports Third-Quarter Earnings

CAUTIONARY STATEMENT FOR THE PURPOSES OF THE "SAFE HARBOR" PROVISIONS
OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

This news release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are intended to be covered by the safe harbors created thereby. Words and phrases such as “is anticipated,” “is estimated,” “is expected,” “is planned,” “is scheduled,” “is targeted,” “believes,” “continues,” “intends,” “will,” “would,” “objectives,” “goals,” “projects,” “efforts,” “strategies” and similar expressions are used to identify such forward-looking statements. However, the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements relating to Phillips 66 Partners’ operations (including joint venture operations) are based on management’s expectations, estimates and projections about the company, its interests and the energy industry in general on the date this news release was prepared. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecast in such forward-looking statements. Factors that could cause actual results or events to differ materially from those described in the forward-looking statements include the continued ability of Phillips 66 to satisfy its obligations under our commercial and other agreements; the volume of crude oil, refined petroleum products and NGL we or our joint ventures transport, fractionate, terminal and store; the tariff rates with respect to volumes that we transport through our regulated assets, which rates are subject to review and possible adjustment by federal and state regulators; fluctuations in the prices for crude oil, refined petroleum products and NGL; liabilities associated with the risks and operational hazards inherent in transporting, fractionating, terminaling and storing crude oil, refined petroleum products and NGL; potential liability from litigation or for remedial actions, including removal and reclamation obligations under environmental regulations; the failure to complete construction of announced and future capital projects in a timely manner and any cost overruns associated with such projects; and other economic, business, competitive and/or regulatory factors affecting Phillips 66 Partners’ businesses generally as set forth in our filings with the Securities and Exchange Commission. Phillips 66 Partners is under no obligation (and expressly disclaims any such obligation) to update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.

Use of Non-GAAP Financial Information—This news release includes the terms “EBITDA,” “adjusted EBITDA,” “distributable cash flow,” “run-rate EBITDA,” and “coverage ratio.” These are non-GAAP financial measures. EBITDA and adjusted EBITDA are included to help facilitate comparisons of operating performance of the Partnership with other companies in our industry. EBITDA and distributable cash flow help facilitate an assessment of our ability to generate sufficient cash flow to make distributions to our partners. We believe that the presentation of EBITDA, adjusted EBITDA and distributable cash flow provides useful information to investors in assessing our financial condition and results of operations. Our coverage ratio is calculated as distributable cash flow divided by total cash distributions and is included to help indicate the Partnership’s ability to pay cash distributions from current earnings. The GAAP performance measure most directly comparable to EBITDA and adjusted EBITDA is net income. The GAAP liquidity measure most comparable to EBITDA and distributable cash flow is net cash provided by operating activities. The GAAP financial measure most comparable to our coverage ratio is calculated as net cash provided by operating activities divided by total cash distributions. These non-GAAP financial measures should not be considered as alternatives to GAAP net income or net cash provided by operating activities. They have important limitations as analytical tools because they exclude some but not all items that affect net income and net cash provided by operating activities. They should not be considered in isolation or as substitutes for analysis of our results as reported under GAAP. Additionally, because EBITDA, adjusted EBITDA and distributable cash flow may be defined differently by other companies in our industry, our definition of EBITDA, adjusted EBITDA and distributable cash flow may not be comparable to similarly titled measures of other companies, thereby diminishing their utility.

A reconciliation of current quarter adjusted EBITDA to net income accompanies this release. The disaggregation of capital spending between expansion/growth and maintenance is not a distinction recognized under GAAP. We provide such disaggregation because the Partnership will generally fund maintenance capital spending with cash from operating activities and fund expansion/growth capital spending with financing activities. We believe this is an important distinction in our liquidity profile.

References in the release to earnings and capital spending refer to net income and capital spending attributable to the Partnership, respectively. References to EBITDA refer to earnings before interest, income taxes, depreciation and amortization.

Phillips 66 Partners Reports Third-Quarter Earnings

Results of Operations (Unaudited)

Summarized Financial Statement Information
	Millions of Dollars Except as Indicated
	Q3 2018	Q2 2018
Selected Income Statement Data
Total revenues and other income	$384	354
Net income	217	186
Net income attributable to the Partnership	217	186

Adjusted EBITDA	305	276
Distributable cash flow	218	204

Net Income Attributable to the Partnership Per Limited Partner Unit—Diluted (Dollars)
Common units	$1.10	0.94

Selected Balance Sheet Data
Cash and cash equivalents	$100	151
Equity investments	2,215	2,104
Total assets	5,643	5,506
Total debt	2,922	2,946
Equity held by public
Preferred units	746	747
Common units	2,451	2,381
Equity held by Phillips 66
Common units	567	538
General partner	(1,320)	(1,332)

Phillips 66 Partners Reports Third-Quarter Earnings

Statement of Income
	Millions of Dollars
	Q3 2018	Q2 2018
Revenues and Other Income
Operating revenues—related parties	$256	244
Operating revenues—third parties	9	10
Equity in earnings of affiliates	118	100
Other income	1	—
Total revenues and other income	384	354

Costs and Expenses
Operating and maintenance expenses	84	85
Depreciation	30	29
General and administrative expenses	16	16
Taxes other than income taxes	8	9
Interest and debt expense	28	29
Other expenses	1	—
Total costs and expenses	167	168
Income before income taxes	217	186
Income tax expense	—	—
Net income	217	186
Less: Net income attributable to Predecessors	—	—
Net income attributable to the Partnership	217	186
Less: Preferred unitholders’ interest in net income attributable to the Partnership	9	10
Less: General partner’s interest in net income attributable to the Partnership	64	55
Limited partners' interest in net income attributable to the Partnership	$144	121

Phillips 66 Partners Reports Third-Quarter Earnings

Selected Operating Data
	Q3 2018	Q2 2018
Wholly Owned Operating Data
Pipelines
Pipeline revenues (millions of dollars)	$123	111
Pipeline volumes(1) (thousands of barrels daily)
Crude oil	1,047	1,020
Refined products and natural gas liquids	959	920
Total	2,006	1,940

Average pipeline revenue per barrel (dollars)	$0.66	0.63

Terminals
Terminal revenues (millions of dollars)	$37	38
Terminal throughput (thousands of barrels daily)
Crude oil(2)	436	471
Refined products	754	806
Total	1,190	1,277

Average terminaling revenue per barrel (dollars)	$0.33	0.33

Storage, processing and other revenues (millions of dollars)	$105	105
Total operating revenues (millions of dollars)	$265	254

Joint Venture Operating Data(3)
Crude oil, refined products and natural gas liquids (thousands of barrels daily)	668	638
(1) Represents the sum of volumes transported through each separately tariffed pipeline segment.
(2) Bayway and Ferndale rail rack volumes included in crude oil terminals.
(3) Proportional share of total pipeline and terminal volumes of joint ventures consistent with recognized equity in earnings of affiliates.

Capital Expenditures and Investments
	Millions of Dollars
	Q3 2018	Q2 2018
Capital Expenditures and Investments
Expansion	$173	169
Maintenance	24	10
Total Partnership	197	179
Predecessors	—	—
Total Consolidated	$197	179

Phillips 66 Partners Reports Third-Quarter Earnings

Cash Distributions
	Millions of Dollars Except as Indicated
	Q3 2018	Q2 2018
Cash Distributions†
Common units—public	$44	40
Common units—Phillips 66	55	51
General partner—Phillips 66	61	57
Total	$160	148

Cash Distribution Per Common Unit (Dollars)	$0.792	0.752

Coverage Ratio*	1.36	1.38
†Cash distributions declared attributable to the indicated periods.
*Calculated as distributable cash flow divided by total cash distributions. Used to indicate the Partnership’s ability to pay cash distributions from current earnings. Net cash provided by operating activities divided by total cash distributions was 1.59x and 1.53x at Q3 2018 and Q2 2018, respectively.

Phillips 66 Partners Reports Third-Quarter Earnings

Reconciliation of Adjusted EBITDA and Distributable Cash Flow to Net Income
	Millions of Dollars
	Q3 2018	Q2 2018

Net income attributable to the Partnership	$217	186
Plus:
Net income attributable to Predecessors	—	—
Net Income	217	186
Plus:
Depreciation	30	29
Net interest expense	28	29
Income tax expense	—	—
EBITDA	275	244
Proportional share of equity affiliates’ net interest, taxes and depreciation	30	28
Expenses indemnified or prefunded by Phillips 66	—	1
Transaction costs associated with acquisitions	—	3
EBITDA attributable to Predecessors	—	—
Adjusted EBITDA	305	276
Plus:
Deferred revenue impacts*†	(5)	(5)
Less:
Equity affiliate distributions less than proportional EBITDA	22	18
Maintenance capital expenditures†	23	10
Net interest expense	28	29
Preferred unit distributions	9	10
Distributable cash flow	$218	204
*Difference between cash receipts and revenue recognition.
†Excludes MSLP capital reimbursements and turnaround impacts.

Phillips 66 Partners Reports Third-Quarter Earnings

Reconciliation of Adjusted EBITDA and Distributable Cash Flow to Net Cash Provided by Operating Activities
	Millions of Dollars
	Q3 2018	Q2 2018

Net Cash Provided by Operating Activities	$255	226
Plus:
Net interest expense	28	29
Income tax expense	—	—
Changes in working capital	(7)	(10)
Undistributed equity earnings	(2)	(1)
Deferred revenues and other liabilities	1	5
Other	—	(5)
EBITDA	275	244
Proportional share of equity affiliates’ net interest, taxes and depreciation	30	28
Expenses indemnified or prefunded by Phillips 66	—	1
Transaction costs associated with acquisitions	—	3
EBITDA attributable to Predecessors	—	—
Adjusted EBITDA	305	276
Plus:
Deferred revenue impacts*†	(5)	(5)
Less:
Equity affiliate distributions less than proportional EBITDA	22	18
Maintenance capital expenditures†	23	10
Net interest expense	28	29
Preferred unit distributions	9	10
Distributable cash flow	$218	204
*Difference between cash receipts and revenue recognition.
†Excludes MSLP capital reimbursements and turnaround impacts.